UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2017 (January 24, 2017)
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On January 24, 2017, the Board of Directors (the “Board”) of AGNC Investment Corp. (the “Company”) approved the AGNC Mortgage Management, LLC Performance Incentive Plan - MTGE (the “PIP”) for adoption by AGNC Mortgage Management, LLC (“AMM”), a subsidiary of the Company and the parent company of the external manager of MTGE Investment Corp. (“MTGE”). The PIP will be a component of the Company’s long-term incentive compensation program and is intended to incentivize those employees or other service providers who are engaged in activities related to MTGE, including the Company’s named executive officers.
Employees and other service providers of the Company, AMM and their respective affiliates will be eligible to participate in the PIP. The Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”) will administer the PIP and may grant incentive awards to eligible participants that will generally vest over time pursuant to vesting conditions determined by the Compensation Committee. Upon vesting, incentive awards may be paid in shares of MTGE common stock or cash. To establish the reserve of shares of MTGE common stock under the PIP, AMM will create a trust that will from time to time hold shares of MTGE common stock purchased on the open market.
The description above is qualified in its entirety by reference to the full text of the PIP, which is attached as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: January 27, 2017	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary